UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 18, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2015, Authentidate Holding Corp. (the “Company” or “Authentidate”), appointed Ian C. Bonnet as its new President and Chief Executive Officer, effective immediately. The Company entered into an employment letter, dated February 18, 2015, with Mr. Bonnet, the terms and conditions of which are described in Item 5.02 of this Current Report on Form 8-.K

Item 1.02	Termination of a Material Definitive Agreement.

As described in Item 5.02 of this Current Report, the Company’s employment of Mr. O’Connell Benjamin, its former President and Chief Executive Officer ceased on February 18, 2015 and his employment agreement dated November 25, 2014 was deemed terminated as of such date. To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 5.02 of this Current Report on Form 8-K regarding Mr. Benjamin is incorporated by reference in this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On February 18, 2015, O’Connell Benjamin’s employment as President and Chief Executive Officer of the Company terminated, effective immediately. Pursuant to the terms of Mr. Benjamin’s employment agreement with the Company, Mr. Benjamin also resigned form the Board of Directors of the Company, effective immediately. As of the date of this report, no new compensatory or severance arrangements have been entered into in connection with Mr. Benjamin’s termination. Should any such arrangements be entered into in the future, the material terms of such arrangements will be disclosed in a subsequent filing.

(c)	On February 18, 2015, the Board appointed Ian C. Bonnet as President and Chief Executive Officer of the Company and elected him to the Company’s Board of Directors, effective immediately. There are no family relationships between Mr. Bonnet and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer and there are no arrangements or understandings between Mr. Bonnet and any other persons pursuant to which he was selected as a director. Except for the terms of his employment letter, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Bonnet has twenty years of leadership and management experience in the healthcare industry spanning work with hospitals, health plans, technology companies, and government agencies. Mr. Bonnet was Vice President Exchange Execution and ICD-10 Execution at Anthem (formerly WellPoint) from April 2010 to October 2014. Prior to Anthem, he held leadership positions with Deloitte Consulting for over six years serving numerous clients while developing Deloitte’s ICD-10 practice and federal health practice. Prior to Deloitte, he served in key positions with Ernst & Young. Mr. Bonnet received his MHSA from Arizona State University and his BA in Biology from the College of Charleston. Mr. Bonnet also attended The Citadel. Mr. Bonnet is 45 years old.

The Company also entered into an employment letter dated February 18, 2015 (the “Employment Letter”) with Mr. Bonnet which discusses the terms of Mr. Bonnet’s employment. The Employment Letter provides that Mr. Bonnet’s employment will commence on February 18, 2015 (the “Start Date”) and expire on the six month anniversary of the Start Date. The Company intends to negotiate with Mr. Bonnet in good faith towards a one year employment agreement prior to the expiration date of the Employment Letter, subject to the Company’s ongoing evaluation of his performance and the achievement of performance goals.

Base Salary and Bonus. Mr. Bonnet will receive an annual base salary of payable at the rate of $275,000 per year, subject to annual review. Initially, Mr. Bonnet’s bonus potential will be determined by the Management Resources and Compensation Committee of the Board in its sole discretion and based upon its assessment of the Company’s achievement of performance conditions.

Initial Equity Grant. Mr. Bonnet shall also be granted an initial equity award under the Company’s 2011 Omnibus Equity Incentive Plan (the “Plan”) consisting of 250,000 restricted stock units (the “Initial RSUs”). The Initial RSUs shall vest as follows: (i) 150,000 shares of the Company’s Common Stock covered by the Initial RSUs shall be vested on the Start Date and (ii) 100,000 shares of the Company’s Common Stock covered by the Initial RSUs shall vest on the six month anniversary of the Start Date, provided that the following conditions have occurred: (A) he shall continuously remain in the employment of the Company during the initial term, (B) he shall have entered into a new employment agreement (or an amendment to the original agreement) no later than the six month anniversary of the Start Date which shall provide for an employment term of at least twelve (12) months, and (C) he shall have submitted a restructuring plan for the Company to the Board which has been approved by the Board for implementation. Subsequently, Mr. Bonnet will be eligible to receive grants of additional equity awards under the Plan in the Compensation Committee’s discretion. The employment letter also provides that the Initial RSUs will be eligible for accelerated vesting if within 90 days of a change in control, as such term is defined in the Plan, Mr. Bonnet’s employment is terminated or his title, position or responsibilities is materially reduced and he terminates his employment, then the Company will accelerate the vesting of the Initial RSUs such that all of the shares subject to the Initial RSUs shall be deemed fully vested on the termination date.

Severance Terms. If the Company terminates Mr. Bonnet’s employment without cause or if Mr. Bonnet resigns for “good reason” (each as defined in the Employment Letter), the Company will pay him severance benefits including, among other things, (i) the accrued compensation and (ii) subject to (A) his ongoing compliance with the Employee Assignment and Confidentiality Agreement, (B) execution of a general release in favor of the Company, and (C) resignation from the Board (and any committees thereof), a severance payment of an amount equal to 33.3% of the base salary payable to him during the initial six month term of the Employment Letter.

Other Benefits and Terms. The Company will reimburse Mr. Bonnet for reasonable temporary living expenses incurred during the initial six month term of the Employment Letter in additional to other reasonable business-related expenditures. Further, the Company and Mr. Bonnet will evaluate the lines of insurance which may be appropriate for it to procure, including key man life insurance and accidental death and dismemberment insurance. Mr. Bonnet has entered into the Company’s standard form of Employee Invention Assignment and Confidentiality Agreement, which is attached as Exhibit A to the Employment Letter.

The foregoing description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On February 18, 2015, Authentidate issued a press release announcing the management changes described in Item 5.02 of this Form 8-K. In addition, the Company also announced that it is postponing its 2015 Annual Meeting of Stockholders in light of this executive management change. To allow the Company’s stockholders adequate time to consider this information, the Company will set a new date for the Annual Meeting and intends to file new proxy materials relating to the rescheduled Annual Meeting. Authentidate stated it will announce the new meeting date and a new record date for the Annual Meeting prior to its mailing to stockholders of the revised proxy materials.

Important Additional Information

Authentidate plans to file revised proxy materials with the SEC, in connection with its solicitation of proxies. STOCKHOLDERS ARE URGED TO READ THE REVISED 2015 PROXY STATEMENT WHEN IT IS AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT AUTHENTIDATE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of Authentidate’s revised 2015 Proxy Statement and any other documents filed by Authentidate with the SEC in connection with the 2015 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Authentidate’s website (www.authentidate.com) or by directing a request to Authentidate Holding Corp., Inc., 300 Connell Drive, 5th Floor, Berkeley Heights, N.J., 07922, Attention: Investor Relations.

Certain Participant Information

Authentidate, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Authentidate’s stockholders in connection with the 2015 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in Authentidate’s revised 2015 Proxy Statement and other materials to be filed with the SEC in connection with the 2015 Annual Meeting. Such information can also be found in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on September 29, 2014, which is available free of charge at the SEC’s web site at http://www.sec.gov and by contacting Authentidate at the contact information set forth above. Certain executive officers and/or directors of Authentidate may have interests in the transaction that may differ from the interests of Authentidate’s stockholders generally. These interests will be described in the proxy statement for the Annual Meeting when it is filed with the SEC.

A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit	Description

10.1	Employment Letter between Authentidate Holding Corp. and Ian C. Bonnet

99.1	Press Release of Authentidate Holding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Charles C. Lucas

Name:	Charles C. Lucas
Title:	Chairman of the Board

Date: February 18, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Authentidate Holding Corp. and Ian C. Bonnet

99.1	Press Release of Authentidate Holding Corp.